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VERB Technology Company, Inc.

Stockholder Update Conference Call

May 29, 2019

C O R P O R A T E P A R T I C I P A N T S

Valter Pinto, Managing Director of KCSA Strategic Communications

Rory Cutaia, Founder, President, Chief Executive Officer & Chairman of the Board

C O N F E R E N C E C A L L P A R T I C I P A N T S

Justin Butler, Private Investor

Nathan Winfree, Private Investor

Ray Irvine, Private Investor

P R E S E N T A T I O N

Operator:

Good afternoon, and welcome to the VERB Technology Stockholder Update Conference Call. At this time, all participants are in a listen-only mode. Following the formal remarks, we will open the call for your questions. Please be advised the call is being recorded at the Company’s request and a transcript will be made available as an exhibit to a Current Report on Form 8-K that the Company intends to file before the opening of the market tomorrow morning.

At this time, I’d like to turn the call over to Valter Pinto, Managing Director of KCSA Strategic Communications. Valter, please proceed.

Valter Pinto:

Thank you, Operator. Good afternoon, and welcome to the VERB Technology Company Stockholder Update Conference Call. On our call today is Rory Cutaia, CEO.

Before we begin, I’d like to remind everyone that statements made during this conference call will include forward-looking statements under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties that can cause actual results to differ materially. Forward-looking statements speak only as of the date they are made, as the underlying facts and circumstances may change. Except as required by law, VERB Technology Company disclaims any obligations to update these forward-looking statements and the risk factors contained in the Company’s current and subsequent filings with the SEC. You are encouraged to review the Company’s filings with the Securities and Exchange Commission, all of which are available on the SEC’s EDGAR website, as well as on the Company’s website.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Over the past week, we have received an overwhelming number of questions from our valued stockholders and, on behalf of the entire team, we thank you all for your support. We have asked three of our long-term and loyal stockholders, Nathan, Justin and Ray, to ask the questions on today’s call that include inquiries they have collected from other members of the investment community, as well as questions from the general public we have received through our Investor Relations email. Today’s call will be transcribed and prior to the market open tomorrow will be filed with the SEC.

I would now like to turn the call over to Rory for brief opening comments, followed by the Q&A portion of our call. Rory?

Rory Cutaia

Thank you, Valter. Good afternoon, everyone, and thank you so much for joining us once again. I wanted to just put a little context around what we’re doing. We did our quarterly earnings call just a couple of weeks ago. We do that to be in compliance with rules and regs. But, we’ve always done things a bit different. I’m a big believer in as much transparency as the rules will allow. The way I look at it is what would I want to know if I was an investor, and that’s I how I approached this.

After the earnings call, I received emails and phone calls from a number of people, a lot of our long-term holders of our stock, and as all of you probably know, there are a number of different forums, online forums, where VERB shareholders get together, talk about the Company, share due diligence, and out of that people contacted me and asked if I would speak to their groups. I thought, you know, I’d love to be able to do that, but it wouldn’t be fair just to talk to one group, let’s open this up to everyone, and that’s what resulted in us putting out a press release announcing this call, eliciting questions, and I could tell you that we received well over a hundred questions. Some of them were not real questions, like What’s the price of the stock going to be on August 30, that actually was a real question, and other questions that are just probably not appropriate for this kind of forum, so those were eliminated. We consolidated those questions that were similar or identical and got it down to somewhere around 75 to 80 questions. I don’t know that we’re going to get to those, all of them, but I’m telling you I will do my best. I’m going to stop talking, let’s get right to the questions. We’ll get through as many of these as we possibly can, given the allotted time. Each of those groups identified someone from their group who would gather the questions and then pose them to us, so we have Justin, Nathan and Ray. Justin is going to go first. Justin, I look forward to your questions.

Oh, one other thing you should know, and again in the spirit of transparency. I have seen the questions first. I haven’t prepared answers to them, but I’ve seen them and I’m certainly happy to talk to them. Justin, go ahead.

Justin Butler:

Thank you, Rory. A disclaimer. My name is Justin. I have been a shareholder for going on about three-and-a-half years now. I have an investment group of about 30 people, and I would say 15 to 20 of them own shares in VERB. I have some questions that they have had, along with some other questions that were sent in, that I’ll be asking Rory.

So, first question, Rory: When do you anticipate being cash flow positive?

Rory Cutaia:

Our current model indicates that we will be cash flow positive by the end of the year, but I’d like to be able to give some guidance on that and I’d like to wait until we have filed our second quarter’s earnings, and then I’ll provide something more definitive at that time. That’s what it’s looking like right now.

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Justin Butler:

Okay. Next question: How do you intend to finance operations until the business is cash flow positive?

Rory Cutaia:

We have existing cash that we raised in connection with the offering, and some debt that we raised. In addition, we will take on traditional bank debt, not the kind of crazy, toxic things that you see OTC companies do, we don’t need to do anything like that. So, we’ll take on some traditional debt, and that, together with what we’ve raised and the cash that the business will generate, we should be in really good shape through the end of the year and beyond.

Justin Butler:

Okay. What kind of plans does Management have to increase the average revenue per user of Brightools’ taggCRM application?

Rory Cutaia:

As you know—you’ve heard me talk about this in the past—it’s all one platform now. There’s not a separate VERB product and a separate Sound Concepts product, it’s one company, it’s one platform. Within that platform, there’s different products, and we can’t talk about that. For the most part, we’re selling to enterprises, large enterprises that have thousands of individual users, and the monthly subscription is paid by the enterprise. However, in an upcoming release, which we’ll probably see this summer—in fact, there’s going to be several releases this summer, but we’re adding in-app purchasing for individual users. So, while the Company is paying for them to use the app with the basic feature set, individual users will be able to add on certain kinds of features, such as video filters, stickers, the video template store. Even the interactive video itself will be an upgrade for some of the customers that we’re using—that we’re working with, rather. So, we would expect to generate substantially more revenue from the existing customer base than we’re generating at this moment.

Justin Butler:

Okay. Next question: What are the current projections for income of the new combined company?

Rory Cutaia:

Well, look, as of March 31, when we filed the Q, we were on a run rate for the year of about $16 million, but like I said before, after we file the second quarter, I’m going to provide some guidance, or at least I’m going to do my best to provide some guidance. We’re going to come in—I can tell you now we’re going to be conservative, we’re going to look to under-promise, over-deliver, and I think everyone’s going to be real happy with what we’re going to come out with.

Justin Butler:

How does the combined Brightools and VERB application generate revenue?

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Rory Cutaia:

As I said, it’s all subscription-based. It’s a monthly subscription, in some cases it’s annual, and it’s paid for by—in the case of enterprise users, it’s paid for by corporate, by the company. As I just mentioned, we will be introducing the ability for individual users within enterprise to buy additional features that could range anywhere from a dollar to several dollars per month. We also will have individual user programs and those will be paid for by the individuals, and that will range from somewhere between $9.99 per month to $24.99 a month.

Justin Butler:

What are the Company’s profit margins at this time and what do you expect them to be as time goes on?

Rory Cutaia:

Right now they’re in the range of about 78%, and I think over time we’re going to try and do better than that, but I can’t give you any more guidance than that at the moment.

Justin Butler:

Okay. How far along is FacebookLive App products and what is the expected launch?

Rory Cutaia:

Just for people who don’t know what that is, it’s a live broadcast app. So, you could use your mobile device and live broadcast yourself to your audience of followers, friends, etc. It’s essentially a video conference application, except the host can add interactive tags that appear on the screen of everyone watching and those viewers could then click on those tags in the live video feed, which is obviously different that what our application does now, people are clicking on prerecorded videos. This will allow people to broadcast themselves and promote themselves and their product. It really is far superior than any other kind of video conferencing that’s in the market right now, because of the ability to add the interactive capabilities.

It’s done, it’s working, it’s super cool. Facebook needs to open up the feature that allows users to link out of Facebook to enable our Buy It Now feature, which I think is probably going to be the most popular feature. That’s where you could drag an icon or a tag onto the video and people can click on it while you’re talking about it or showing it, and they could buy it right out of the video. Facebook has not enabled that yet. They have, apparently, enabled it for some companies, some preferred vendors, it appears, but they haven’t done that yet for us. I don’t know when they’re going to do that, to be perfectly honest with you, but you know us, we’re not standing still. We’ve already begun taking that core application and changing it, so that it no longer needs to reside within Facebook. It will be available as a feature within all of our applications. So, you’ll pay for that feature as an upgrade option on a monthly basis. What that’s going to do for us is it will solve what we had been struggling with, which is how do we monetize this. It’s not easy to do that in a Facebook application, but this will allow us to monetize it right out of the gate.

So, look, we’ll keep you all updated on that. It’s really one of the very exciting things that’s going on here.

Justin Butler:

Okay. Could you clarify the status and expected timing of Verb Tech’s integration in the release in major CRM platforms, including Microsoft, Oracle, Salesforce, Adobe and Facebook?

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Rory Cutaia:

Sure. What we did previously is we integrated our interactive video-based CRM into Oracle NetSuite and Adobe Marketo. I don’t think that the integration was as terrific as I would have preferred that it be. For example, Oracle NetSuite already has a CRM, they didn’t need our CRM features, so users had to choose between the existing CRM features they were using or ours, and I think that took away from the application. We worked with a lot of the NetSuite users and with Oracle NetSuite directly to refine it. What we’ve done is we’ve created what we refer to as our core product. That is just the interactive video capabilities, the editing capabilities, adding the interactive tags to the videos, making those tags cool and animated, and also the tracking capabilities, so that when someone watches a video, all of the data associated with who’s watching it, when they watch it, how many times, etc., all that data is fed back into the host system.

I promised that we would have that done by the end of Q2, and it is done, so now we’re beginning the integrations into those products, because now that core is done. I’m hopeful that we’ll see that begin to be released with products over the next two months, three months, we’ll see which ones get done first, and we’ll keep everyone informed all the way through the process. I’m thinking more like August, you’ll begin to see that.

Justin Butler:

Okay, good. Please explain how revenue will be generated from the partnerships with Microsoft, Oracle, Salesforce, Adobe and Facebook.

Rory Cutaia:

Just for clarification, we’re not integrating the core product into Facebook, okay? You had asked about Facebook in a prior question. Not Facebook, and again not in this question, but, yes, Microsoft, Oracle, Salesforce, Adobe Marketo, and some others, as well. It’s a revenue share, and it’s a bilateral revenue share. We give them a percentage of what they sell of our product, because they’ll be marketing directly to their customers, and they give us a percentage of what we sell of their product. For example, we go into a large enterprise and they might need Salesforce, they want to switch to Salesforce. Our CRM alone is not sufficiently robust to manage full ERP integration throughout an entire enterprise where they’re tracking inventory and the like. So, we would sell Salesforce bundled with our capabilities and we would get paid on a monthly recurring basis for that by Salesforce. That’s how it works. There’s a little change with Microsoft, but I’ll talk about that as we move on.

Justin Butler:

Okay. Is Verb Technology actually integrated into a software package, like MS Office, Microsoft Office, where, whenever someone gets a copy of Office, we are getting revenue, or is the Verb app an add-on that has to be purchased separately?

Rory Cutaia:

This is that question that I was thinking. Look, it depends on the product. For example, for Outlook, it will be—at least initially, it’s planned to be an add-on. So, if you’re an Outlook user, existing Outlook user, you would pay an additional monthly fee and you would have the tag video, interactive video capability right there in your—right on your dashboard, on your tool bar, if you will, within Outlook. Now, depending upon user response and the like, yes, it’s possible that Microsoft will just bundle it in. Then, there’s other products. For example, there’s a product, it’s a video streaming product that Microsoft came out with not long ago called Stream, and that’s a little different. There, our team is working with their engineering people to talk about integrating it into the product that will be sold by Microsoft. So, that’s a different deal, different revenue model. That’s what I was referring to before when I said there’s some differences.

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Justin Butler:

Okay. Will these companies be advertising this interactive video platform to their customer base?

Rory Cutaia:

Yes, absolutely. That’s the whole point of it.

Justin Butler:

Okay. Have we or are we ever going to see the big Major Tom roll-out?

Rory Cutaia:

Major Tom has rolled out. They have been testing first in major markets to make sure that they get the messaging right. They want to know what’s getting the best response. We rolled out in Los Angeles, San Francisco, New York, Chicago, Houston, Dallas, Salt Lake City, and as they continue to refine the messaging, based upon the kind of feedback they get, then it will be rolled out on a national basis. It’s done, they’ve done pretty well, they’ve created a ton of demand, tens of millions of impressions, and we’re seeing a really nice improvement. I hope that answers your question. Yes, it’s started and it’ll go out on a national basis soon.

Justin Butler:

Okay. When will the analysts begin to cover VERB?

Rory Cutaia:

Well, the analysts from AGP have already spent quite a bit of time with us, meeting with Management, going through our model. They will have an office visit on Monday. This coming Monday, they’re coming to our office in Las Angeles, and hopefully finish up whatever they need so that they can come out with their report. I think the way this generally works is you get one legitimate analyst that covers you and then the others start picking it up. There’s things that Valter’s firm will be doing to bring us to the attention of a number of other analysts. Obviously, our objective is to create as much awareness among the investment community as possible.

Justin Butler:

Okay. Can VERB Management add some color to the institutional investor ownership? Please explain where this information can be found.

Rory Cutaia:

I’ve reached out to AGP, because this really getting permission from those institutions to allow us to disclose their names. Some are perfectly happy to let you know that they invest in our Company, others don’t want the investment community to know what’s in their portfolio. I’ve asked for that, I will get it, and as soon as I have it, I’ll figure out the best way to share that information.

Justin Butler:

Okay. Are there any synergistic companies being analyzed as a potential candidate for a merger or acquisition?

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Rory Cutaia:

Yes, definitely, but I can’t share any details right now.

Justin Butler:

Okay. My last question: If you were looking backwards in time five years from today and felt VERB had achieved the level of success you envisioned, what would that look like?

Rory Cutaia:

Hello forward-looking statement, that’s what’s going to come out of my mouth right now, a five years’ forward-looking statement. Look, I believe that the business will be a multi-billion-dollar valued business, and I think that’s what we would be looking back on and feeling very proud of having been able to accomplish that. I firmly believe that.

Justin Butler:

Okay. That’s my last question.

Rory Cutaia:

Okay. I think Nathan is up next, is that right?

Nathan Winfree:

Yes, this is Nathan, if you can hear me.

Rory Cutaia:

We can, go ahead.

Nathan Winfree:

All right, great. A long shareholder for about four years and previously helped out with the Shareholder Advisory Committee, representing close to 80, in total, other shareholders, and hopefully we fielded their questions just as well as they were intended to be fielded in the first place. So, I’ll just start right off.

The first question is: Regarding the recent news on VERB’s partnership with the National Association of Health Underwriters in Washington, D.C., what types of companies or people are affiliated with this organization and what is the partnership goal?

Rory Cutaia:

We want to attract other professional associations. This is a group of health insurance underwriters, people that are in the health insurance field, they have their own businesses, their own companies, they’re all professionals. We want to get the tech and the product in front of these professionals and business owners. By the way, they have about 100,000 members, all of whom are professionals, that would need this kind of tool to promote themselves and their businesses. That’s really what the goal of it is. It’s a profitable piece of business for us and we’ll look to use this as a basis to attract other professional associations.

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Nathan Winfree:

All right. Financial analysts and investors are just now beginning to move away from the quarterly earnings as the single biggest metric for future growth, because it is a lagging indicator, and focusing more on leading indicators, like strategy or goal execution as a performance metric for future evaluation. Do you believe VERB will be able to figure out a way to capture this trend into future earnings calls and leveraging deeper insight into the Company’s quarterly goals and measure those?

Rory Cutaia:

I really like this question, whoever proposed this. Look, I really believe that the purpose of our shack videos, as an example, and this call that we’re on right now, is to provide investors and shareholders insight into our current and our future initiatives. Because, look, what happened yesterday is instructive, but it’s yesterday’s news, and no one really wants to invest solely on yesterday’s news, right? I come from the school of give people as much information as possible. So, yes, I’m a big believer in analysts moving away from just what happened three months ago or two months ago and let’s talk about what’s happening right now, where we’re going in the future, and so I’m happy to see that trend develop.

Nathan Winfree:

All right, and the next question is: Is it cashless to exercise warrants once a strike price is reached?

Rory Cutaia:

The warrants that—the VERB warrants that are out there trading under the symbol VERBW, they are not cashless. What that means is when the price of a share of our stock rises above the strike price of the warrant, which I believe is $3.43, when it rises above that, then people can exercise by paying that amount. For example, if the stock was trading at $10, they could buy a share of stock for $3.44. They would do that by paying $3.44.

Now, this is actually a really good question, because it allows me to share some other information that perhaps people are not aware of.

We’ve got some 40 some odd institutional investors now in the Company, which is quite amazing, in my view. When the stock price exceeds the strike price of the warrant, as it’s been explained to me, institutional investors typically will exercise immediately, and they do that because they want the one-year capital gains tax treatment to work, so they have to hold it for a year after they exercise, and they want that to happen as soon as possible and have that exercise period run so that they get favorable tax treatment on the gains. What that means for us is that once we see the stock price begin to rise above $3.44, we would expect to see a lot of those warrants being exercised, which means we could see, as early as this year, as much as $15 million, or more, flowing into the Company.

Nathan Winfree:

Thank you, that’s a terrific example and explanation of how the warrants get used and exercised and benefit the Company.

Now, the next question is: With inheriting a large sales team as part of the acquisition, does VERB have any of the former Sound Concepts sales team members now solely focused on the other verticals, such as the education and non-profits?

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Rory Cutaia:

No, we don’t, and the reason is this. The direct sales network marketing space is huge, it is a massive market, there’s very little competition in that space, and while we are, I believe, the dominant player, we still have a very small percentage of market share there. I think there’s enormous growth for us and I want these guys, who are experts in selling that to them, I want them focused on that, and we’re incentivizing them in certain ways and doing some things that I believe will help us get—or capture a much larger share of that market.

Now, we have brought in outside sales reps that are focused solely on those other sectors that you mentioned. They are success fee-based, so they don’t get paid unless they actually close a transaction in those particular sectors. We are adding people that will focus on those sectors, but the former Sound Concepts sales guys, who are really amazing, talented people, that are experts in that field, I want the experts focused on that. I hope that answers you question.

Nathan Winfree:

Well, I think it might have answered my next one, as well, but it’s very similarly worded. Could you possibly describe how the sales focuses have changed since the two companies integrated into one?

Rory Cutaia:

Yes. What we did before, as you long-term stockholders know, is we would create a product to go out, pitch it to a particular new market and try and open up that market, markets that we hadn’t sold into previously or at all, but we don’t do that really anymore, we might experiment from time to time, but right now our focus is let’s respond to current demand from paying clients. What that means is as we sign clients—these are clients that are making financial commitments—“If you build this for me, this is what we’ll pay, we’ll pay upfront.” There’s a lot of that kind of business for us. I think I talked about it a bit maybe in our last earnings call, the kinds of business that we’re seeing now. So, we’re really much more focused on bringing in dollars today, because that’s going to impact share price and earnings. That’s what’s really different. We’re focused now on selling into existing demand instead of trying to create demand, if that’s clear.

Nathan Winfree:

Thank you. The education front, are there other large school districts in the pipeline that are ready to go from the trial phase to signing a large agreement, similar to the Sachem School District announcement? Apologies if I said that wrong.

Rory Cutaia:

Yes, there are, and we’ll be announcing them in the near term. I can’t provide more information on it just yet.

Nathan Winfree:

All right. In the 10-Q in May, VERB converted the short-term loan with the October maturity date to shares, while paying cash for the two loans that matured in April. Was there a reason that the loan was converted to restricted shares now versus being paid off later before the maturity date?

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Rory Cutaia:

That’s was just the way that those deals were originally structured. The ones that were converted to shares, to restricted shares, there wasn’t a lot of shares, those were small bridge loans, and that was just how those deals were originally struck. The one that was paid off in cash, that was a much larger number, like $2 million. That would have converted into a ton of shares and been somewhat dilutive. We did not want to do that, so we paid that off in cash that we raised in connection with the offering. I think that was the best outcome for our stockholders.

Nathan Winfree:

What is the status of TaggM-E-D or TaggMED?

Rory Cutaia:

We’ve got some terrific things going on there. We’ve got two new clients that will be announced. I think we might try to get one of those announcements out this week or next. So, yes, there’s some terrific things going on, you’ll see that.

Nathan Winfree:

Possibly reflecting back on a previous question I believe Justin asked: How does the deal with our partnership with Microsoft work? (a) Do we get paid by user, or is it simply a royalty payment, aka a licensing deal per year for us for letting them use our technology?

Rory Cutaia:

Yes. So, I guess I answered a portion of this before in response to a different question, but, yes, we’re going to—initially, I think we’re starting with Outlook, that will be the first one that comes out. It’ll come out as an add-on. The users will pay us directly for that. There’s also going to be some bundling with value-added resellers. I think there’s a question about that coming up, so I’ll wait for that, to get into more detail there. Dependent upon user reaction and adoption rates and the like, Microsoft would consider just incorporating it into their released product and we would get paid a royalty. We’re working on something called Stream, I think I mentioned that before. As this continues to develop, and it’s going to develop pretty quickly, we’ll keep everyone informed.

Nathan Winfree:

Wonderful, and I think this is a forward-looking one for you: Would you consider a buy-out within two years if the price was right or do you prefer growing the Company and selling it, for example, ten years down the road?

Rory Cutaia:

Well, like this, and considering that type of offer in two years, and probably everything else that we do in managing the business, it’s really what is in the best interest of our stockholders. We would analyze all the information, and as a Board, in conjunction with our Advisory Board, will come up with what we believe is the most appropriate response, based on—we use it sort of our guidance beacon—what is really in the best interest of our shareholders.

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I’ll give you a real quick example. When I sold the company called Telx, the company was doing really well, our earnings were growing, and that was a business that was based upon—the value of the business was based upon a multiple of EBITDA, of earnings. Our earnings were growing, and they were growing aggressively, and so we would have expected to see the value of the business continue to grow. But, what happened is—and this happens all the time, there’s changes in the market—the multiple that was applied to telecom technology companies, like ours, at that time was beginning to come down. What that meant for us is we could have continued to grow our earnings and grow our revenue and grow the business, but because the multiples were coming down, the business could very well be worth the same five years at that time than it was then. So, in analyzing what’s in the shareholders’ best interest, we determined let’s exit now, give everyone their money back and let them find—their money plus a lot more, obviously—and let them find other places to put their money, rather than stay still. Yes, we’ve grown the business, we’ve created a ton more earnings, but if the market’s not going to value the Company any more than it is today, then we might as well get out now.

So, that’s the kind of analysis that we would go through. What else can I say? That’s what we’ll do. It’s really what it’s going to come down to, what’s in the best interest of everyone.

Nathan Winfree:

The next question is: Are dividends going to be a possibility alongside growing the Company with acquisitions?

Rory Cutaia:

Yes, absolutely. When we get to the point where it makes sense to declare a dividend, and that’s obviously a Board decision, yes, we would absolutely consider doing that. Look, we’re shareholders, too, we love to see cash, excess cash being distributed that way. So, yes, that’s something we would definitely consider.

Nathan Winfree:

You mentioned more than a year ago that you were building a multi-billion-dollar company. How does your view stand today with all that has been going on? Again, I believe you touched on this earlier.

Rory Cutaia:

Well, look, I mean, I feel much stronger about that now than I did then, obviously. We’ve accomplished so much leading to that kind of value creation. We’ve acquired the Sound Concepts business, we’ve listed ourselves on NASDAQ, we’ve raised a ton of capital, and we’ve got a nice growing customer base, so I have reason to feel a lot stronger about it now than I did then. Again, this is a forward-looking statement, don’t go and invest on the basis of the things that I’m saying right now alone, do your own due diligence, but, yes, my own feeling is I’ve never felt stronger about the business and its prospects than I do right now.

Nathan Winfree:

Great. Do you have any additional road shows or investor awareness campaigns planned in the near future for getting more exposure to our new NASDAQ investors?

Rory Cutaia:

Yes, actually, we’re planning what’s called a non-deal road show. That’s where we visit with broker (inaudible) and we visit with family offices, and we present the Company, not looking to raise money, just making them aware of this, so that they tell their clients and customers, or they invest themselves, all in the open market. So, that’s being planned, I think it’s a really good thing for us to do, and we’ve got a really great story to tell, we’ve really executed very well. So, yes, we’re going to be doing that and we’ll announce that when that’s in place.

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Nathan Winfree:

Are the 575,000 subscribers, including enterprise accounts that pay as a whole per month based on the technology used—say, for example, Revital U—(inaudible) integrated into their app, does each of the app users count as a subscriber even though they don’t pay directly, the company pays as a whole?

Rory Cutaia:

Let me see if I can create some clarity around that. The individual users are users. Where the company is actually paying, the company is a subscriber. Now, I think I mentioned earlier that we’re going to create the ability for each of those—I think it’s closer to 600,000 users now—each of them to have in-app purchases. So, $0.50 a month, they’ll have some really cool Instagram-style stickers and filters that they can put on their videos, and that kind of stuff, and they’ll pay a modest monthly feel. But, even if it’s just a buck or two bucks, or whatever it is, and you’ve got 600,000 users out there, that’s meaningful, super-high margin revenue on a monthly recurring basis. Once they purchase and become a—that’s when they become a subscriber, but they’re all users.

Nathan Winfree:

For the customer-facing product, the $750,000 we are getting this year by just one company, will that be shown in one quarter or spreading throughout the rest of the 2019 quarters, the $750,000 build cost?

Rory Cutaia:

Right. That will be spread out over the balance of this year and then, beginning in 2020, that will increase that particular customer’s monthly recurring fee. I think it’ll go from $30,000 odd to somewhere, I think, close to $70,000 per month from that one particular client.

Nathan Winfree:

I’m reading this question. This is kind of a weird question, but I think that people would enjoy the answer very much and stop and think, wow. How much of the technology is fully launched so far? With everything in the works, there’s still a lot more to come. I feel as though we only have about 10% of our product out.

Rory Cutaia:

Whoever wrote this is pretty interesting, but I would say that we probably have 15% to 20% of what we’ve got in our product magic box, if you will, that’s going to come to market. Yes, whoever posed this question, you’re right, we’ve got some really great stuff that will be coming to market and what’s out now only represents, again, I’m going to say about 15% to 20% of what’s coming.

Nathan Winfree:

Great, thanks for that. That wraps up my questions.

Rory Cutaia:

Okay, terrific, thank you. Ray?

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Ray Irvine:

Yes, hi. I’ll begin by thanking you for allowing me to participate in this. I host and participate in several VERB focus chats, as well as being active on social media, in general, just trying to get the word out about our Company. I’ve been a shareholder for better than three-and-a-half years. Now, I requested questions from the chats in some of the rooms that I host and I participate in, and so I got a number of chats and I actually have a little bit of information on some of the people who were asking the questions. So, let’s get started.

The first one is from Joseph, he’s been a shareholder for two years, and he asks: I think some downplay our integrations and partnerships with many large players, looking at them like any other company can partner with them. Can you explain how our partnerships are different and how we’ve been building relationships with these companies for quite some time?

Rory Cutaia:

Yes, I like this question, because I think that some people who, for whatever reason, like to say negative things about the Company, tend to persuade people that anybody could just go online, fill out a form and have a product integrated into Salesforce or Microsoft. That’s really kind of preposterous. For us, yes, it’s very different. The partnerships that we have with some of those large, large players, they were really from very high-level introductions initiated either by them directly reaching out to us or us reaching out to them through one of our Board members or one of our Advisory Board members. All of these were really a mutual desire for the relationship and what each company expects to get from the relationship, and was very collaborative in the process. It wasn’t just, you know, filling out a form online, really so far from that. I hope that answers your question.

Ray Irvine:

Yes, and I think that’s an important distinction, because there seems to have been a lot of confusion about the differentiation between your relationships with these large tech giants and thousands of others that don’t have the same level of engagement.

How has the addition of Tal Golan helped? Has it made our relationship with Salesforce even stronger?

Rory Cutaia:

Yes, Tal is a terrific piece of talent. We’re really, I think, very fortunate to have him, and I’m glad that he feels as excited about joining the Company. He’s added a lot of depth to the Management Team. He’s introduced, I’m going to say non-proprietary best practices from Salesforce, and product insights also around how we will be a world-class CRM. I think he’s been really, really helpful in that regard, and a great strategic thinker. I’m very happy to have him as part of the team.

Ray Irvine:

Great, good news. The next one is from Sandra, she’s been a shareholder for six months, and she asks: How are the Board of Directors helping?

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Rory Cutaia:

Well, look, we’ve got some amazing members of the Board, as you know, Phil Bond, former Undersecretary of Commerce, really some terrific people. Their main job, of course, let’s just be clear, is oversight, right? They’re responsible for making sure that Management does what we’re supposed to do, right? They’re there to protect the shareholders, that’s their main role. But, they’re also shareholders and they also want to see the Company succeed. We’re fortunate to have the kind of Board members that have very high-level relationships, that can be helpful. I already talked about some of them already. They’ve made introductions to some huge household name non-profits, that you’ll be hearing about soon. We’re moving into offering a product specifically for politicians. We’ve got an upcoming election cycle. It’s actually being tested right now by a couple of politicians in different places in the country. You’ll hear about that when we’re ready. I’ve got great, great expectations for that. That should give us a ton of exposure. Universities. Of course, they, together with our Advisory Board, I don’t want to leave those guys out, we’ve got an incredible deep bench there of talent and relationships. They also make introductions, made some very serious introductions that will be meaningful for our shareholders, and they also help formulate our strategies.

Ray Irvine:

Okay. I have another question from Joseph. He actually submitted a lot of questions, and they were pretty good questions. Again, he’s a two-year shareholder, and he’s asking: I think a mention of how tech stocks are valued would be helpful for investors. A $40 million market cap is ridiculously undervalued, in my opinion. We have much more room to move up. Your comments on that.

Rory Cutaia:

Yes, look, I think you know that I agree, I think our stock is ridiculously undervalued, but it’s worth commenting on how tech stocks are being valued today. What our research indicates, and I think this has been confirmed by other people that we’ve spoken to, for a tech company, like ours, in this space, at this stage of our development, on average, we’re seeing a multiple of revenue, not earnings, but a multiple of revenue, and it’s looking like 16.8 is what someone recently confirmed for me. Again, these are big-time forward-looking statements, you’ve got to do your own due diligence around this, okay? I’m just sharing with you what I’m seeing and what I’m being told. So, about 16.8 times annual revenue for companies at our stage.

As we mature, the multiple of revenue that would apply to us actually goes down, and then it ultimately switches from a multiple of revenue to a multiple of earnings—and you’re familiar with PE ratios and the like. By the way, CRM companies, they seem to have the highest multiples right now, so we are in a really good place. As we begin to get some analyst coverage and they apply market multiples to our business and come out with their price recommendations, I think we should fare pretty well.

Ray Irvine:

Excellent, good to know. From Barry, a two-and-a-half-year shareholder, he asks: How can shareholders and customers help?

Rory Cutaia:

I like that question very much. As you know, you always hear me say, “Look, we’re in this together,” and we truly are. Look, spread the word. If you like the Company, you like our products, post online, make introductions. We have a shareholder that made an introduction to a large customer that signed and announced. That came from someone who’s just a shareholder that purchased on the open market, liked it, introduced it to an organization that he’s part of, and we closed that deal. So, we love that stuff. Look, we’re in this together, let’s do this together. We’re making it happen, and we’re making it happen because of people like that, and you guys. So, that’s how you can help, and we very much appreciate that.

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Ray Irvine:

Excellent, thank you. The next question is from Roger, Roger’s been a shareholder for a year, and he wants to know: When do you expect the launch of the desktop version of TaggPRO?

Rory Cutaia:

TaggPRO is part of core, I mentioned that before. We’ll see that released, I’m going to say end of June or early July. That’s right on track.

Ray Irvine:

Okay. The next question is from Susan, a two-year shareholder, and she asks: Will it have the library of stock videos at launch?

Rory Cutaia:

The video template store, that will be released this fall. It’ll be part of TaggPRO, it’ll be part of a whole bunch of products. Look, we’ve got so much going on, we have to set priorities. I think that the tag video store thing is going to be really a big deal, but right now our—most of our customers are enterprises in the direct sales space, among other enterprises, and they create their own videos and then they push them down into the application for their users and members. The tag video template store is really going to be attractive for small business and solo users, that don’t really have a budget to create their own videos. I think that’s where that product is really going to shine. By the way, we have a small business product that’ll be coming out this summer, probably towards the end of the summer, beginning of the fall, that people are going to really, really love, it’s really going to make a dent in this marketplace, and those people would really want to take advantage of the video store, so we’re going to try to have it ready for that release.

Ray Irvine:

Excellent. Another question regarding video is: When do you expect to partner with Vimeo, so users have an alternative to YouTube for video transfer to your apps?

Rory Cutaia:

Good news, we’ve completed development now, so that not only will people be able to pull videos from Vimeo and YouTube, but actually approximately 150 other sources, and that’s now finished, it’s terrific. I’m waiting for a release date. I’m going to be in Utah tomorrow with the Dev Team and Chad and I’m going to try and get an update on when that’s going to come out, but it’s a great, great update to the product.

Ray Irvine:

Good news, good news. Can the technology be applied to streaming video services, such as, say, Amazon Twitch? From the sidelines, it seems like it would be a perfect fit.

Rory Cutaia:

Yes, it’s what I spoke about earlier when we talked about FacebookLive and that new application that we’re going to come out with. I also mentioned working with Microsoft on Stream. I believe that the ability to add interactive elements and tags to live video is really a big deal. Amazon Twitch works that way, we would definitely be able to do that. We have not opened up any kind of dialog with Amazon on Twitch yet. If anyone listening has a relationship there, could make an introduction, we would appreciate it. But, yes, I agree, it would be a great fit.

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Ray Irvine:

Excellent. You mentioned in your plan that you expect our integrations to account for 5% of our revenues in 2019. What are your forward-looking thoughts for 2020?

Rory Cutaia:

You’re talking about the integrations into Salesforce and …

Ray Irvine:

Yes, with the major tech partners.

Rory Cutaia:

Right. Look, to be completely transparent around this, I mean, I actually have much greater expectations for what that’s going to be. However, if we’re going to be putting out estimates of revenue or earnings, we only will do that—I will only do that if it’s based upon existing real data that I can extrapolate from; for example, an existing growth rate based upon a series of quarters or months or period of time. While I’ve got really great expectations for what’s going to happen with those integrations and the revenue we will derive from it, you can’t extrapolate from expectations, so I’m not—I’m going to play that down in a big way. That’s why I said in the earnings call that we’re only looking at less than 5% in 2019, and maybe less than 10% in 2020. At such time as I have real data upon which we could base projections and I can extrapolate from, then that will change. I just think that’s the most appropriate conservative way to do it.

Ray Irvine:

Sure, and speaking as a shareholder, we appreciate those kinds of conservative estimates, because we know the market punishes you for underperforming.

Now, we’ve got a question from Bob, he’s been a shareholder for year. Somehow, he snuck in a three-part question. He’s asking about verticals. His first question is: Which ones have legs?

Rory Cutaia:

Well, look, EDU and MED have amazing, I think, possibilities. It’s really going to come down to what’s going to create the most value for shareholders, and as we make that determination, we will certainly share that, but those two sectors—that’s obviously in addition to the direct sales space and some of the non-profit that we’re already in, but those, I think, have amazing possibilities there.

Ray Irvine:

Okay. The first follow-up on that from Bob is: Are they—I guess “they” being the verticals—Are they being viewed as a product that will eventually stay under the VERB umbrella or will they split off into their own tech line as a separate entity for sale?

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Rory Cutaia:

It’s hard to say, I don’t know that I have an opinion on that yet. That’s going to really depend upon what happens with those products as they make their way into the market. So, come back to me in six months on that.

Ray Irvine:

Sure. Here’s a tough one: Which option, in your mind, creates more value for shareholders? I’m assuming he’s referring to either keeping those verticals within VERB or spinning them out as separate companies.

Rory Cutaia:

Well, again, it’s going to come down to what’s going to create the most value for us and our stockholders, so that’s just to be determined. So, as I said, let’s revisit this in the next six months.

Ray Irvine:

Sure.

Rory Cutaia:

Oh, by the way, it looks like we’re going to—we only have a few minutes, but just for the moderator/operator, I don’t think we have that many more questions, I’d like to try and get through all of them, so let’s just keep going, okay, if that’s not a problem for the operator here. Go ahead, Ray.

Ray Irvine:

Let’s speed it up, all right. From August to January, users grew by almost 200,000 users, for four months, and for Q1, users grew by only 30,000. Can you explain—excuse me, sorry, I guess he said sorry, incomplete question. He was asking you, I guess, for what do you believe is the reason behind the very—the high sign-up rate that we saw in August to January versus the Q1 numbers, why were they lower.

Rory Cutaia:

Yes, I got it. Look, we’re still adding approximately 2,800, or thereabouts, 2,500, 3,000 users a week, so I really feel good about that. The reason we had that big bump, I think it was around November we had a large client came in and immediately, within a 60-day period, we had 120,000 users that came on the platform, so we had that bump there, so that skewed the numbers. But I’ll tell you, based upon what we’ve got going on right now, we’re going to see more of those bumps, we’ll have a big, big influx of new users on the platform. We’ll see that happen this year.

Ray Irvine:

Excellent, excellent. Can you expand on Gartner’s use of our technology?

Rory Cutaia:

We work with Gartner. We have them on, I guess, a monthly retainer kind of thing. We leverage the heck out of them. They’re a brilliant source of market data and information. We speak with them several times a week. They love the Company, they love the technology. Many members of their sales and their leadership team use it in their email signatures. You’ve seen it in mine. Use it for scheduling meetings and emailing clients, introducing themselves to clients. For us, that’s just amazing exposure to other business owners that could use the technology. I guess in a way it’s sort of tacit endorsement. So, yes, we’re really, really proud that Gartner has embraced it.

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Ray Irvine:

Okay. From Sam, a nine-month shareholder, he’d like to know: What metrics are being used to evaluate the impact marketing is having on product and brand awareness, both public adoption and investor awareness? The ultimate goal is integration, utilization and growth. Is this actually happening?

Rory Cutaia:

That’s a great question, really well presented. Look, we track and measure everything, I mean everything, and yes, we’re seeing great results. You know we grew revenue 40% over the last quarter. That’s the result of these kinds of marketing initiatives and brand awareness. So, yes, it’s actually happening and we feel really good about it.

Ray Irvine:

Excellent. One area I thought would be a great revenue maker or vertical is VARS, V-A-R-S, or pick-and-pack companies, such as Ingram Micro, Tech Data and SYNNEX. Has there been any thought in these areas?

Rory Cutaia:

Yes, definitely. I think I mentioned the value-added resellers earlier. In fact, one of the companies that you just mentioned, we’re pitching, trying to get something done there. But, with respect to Microsoft, NetSuite, Adobe and Salesforce, part of our deal there is that they will make their value-added resellers available to us. If people don’t know what a value-added reseller is, these are independent companies that bundle—for example, if they’re a Microsoft value-added reseller, these are companies that will bundle Microsoft products and sell them and install them and manage them among their client base, which is businesses. They would bundle our product with the products—with the other products that they’re selling to their customer base. That’s on a global basis, by the way. The value-added reseller market is a fantastic opportunity for us, and to be able to tap into the value-added resellers of those companies, I think is going to have a really big impact. That’s why I said before, you know, what my own personal thoughts are about what growth we should expect from those integrations and what we’re going to tell the street are really two different things, we just need to see this stuff develop, but I think the opportunity is enormous. So, we intend to make the most of it.

Ray Irvine:

Great. Last two questions, and these ones are from me. I think these are pretty hot questions on the minds of a lot of our shareholders. The first one: Do you have any plans to do another reverse stock split?

Rory Cutaia:

No, I don’t see why we would do that. I have seen people posting that kind of nonsense on chat boards, and, look, they have no idea what they’re talking about. We’d have to fall below a dollar and stay there for approximately a year before that even became an issue. That’s just ridiculous. You’ve got to be careful with what you read on some of these chat boards. There’s people out there that are trying to scare you out of shares so they could buy them, or they work it for somebody else trying to do that, or they have a short position. Do your own due diligence, is really the bottom line. But, that’s preposterous. No, I don’t see any reason why we would do that.

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Ray Irvine:

Good. Yes, as a shareholder, that was the answer I wanted to hear. Then, the last question is: Would you ever consider doing a forward stock split?

Rory Cutaia:

Definitely, yes. Look, if the stock price and other factors justified it, I believe our Board would support it. You know that I would absolutely support it. Look, our interests are aligned here. I’d love to issue more shares to ourselves and to all of our stockholders, that would be really terrific. Especially after having done the reverse before, if we could put shares back into everyone’s hands, absolutely, I’m going to do that. Do I think that down the road, when the stock price and other factors align for us, I believe so, I hope so, and I’m going to try and make that happen as best I can. Again, guys, big forward-looking statement here, don’t invest on the basis of this, but that is exactly what I’m thinking, that’s what I’m pushing for. I want to get us to that place where I can return to people. Yes, a hundred percent.

Ray Irvine:

Excellent, excellent. Well, I think that’s the end of the shareholder questions.

Rory Cutaia:

Okay, great. I know we went past where we were scheduled to go, but I feel great that we were able to get everyone’s questions answered, and we’ll do this as often as it makes sense to do it, again, in the spirit of transparency and keeping people informed. I very much appreciate the level of interest and the passion out there among people for our Company, and, look, we’re going to really try to hit this thing out of the park. I think we can. I think we’ve got the right platform, the right people, the right relationships, the right products, the right place, the right time. I think everything is aligning for us really, really well. So, be patient with us, sometimes things don’t go as planned, but we manage to power through it one way or another. Again, thank you very much for taking the time and being part of this journey. It will never be dull, I promise. Thank you, guys.

Operator:

This concludes today’s conference, you may disconnect your lines at this time. Thank you for your participation.

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